Exhibit 99.B(h)(2)(z)

Schedule A

(to Amended and Restated Administration and Shareholder Services Agreement dated March 25, 2015)

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth	A, B, C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	A, B, C, Advisor	0.15%
Pacific FundsSM Core Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%
Pacific FundsSM Diversified Income	Advisor	0.30%
Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%
Pacific FundsSM Large-Cap	A, C, Advisor S, P	0.30% 0.15%
Pacific FundsSM Large-Cap Value	A, C, Advisor S, P	0.30% 0.15%
Pacific FundsSM ShortDuration Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Small/Mid-Cap	A, C, Advisor S, P	0.30% 0.15%
Pacific FundsSM Small-Cap	A, C, Advisor S, P	0.30% 0.15%
Pacific FundsSM Small-Cap Growth	A, C, Advisor S, P	0.30% 0.15%

Pacific FundsSM Small-Cap Value	A, C, Advisor S, P	0.30% 0.15%
Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%
Pacific FundsSM Ultra Short Income	Advisor I	0.30% 0.15%
PF Currency Strategies Fund	P	0.15%
PF Developing Growth Fund	P	0.15%
PF EmergingMarkets Fund	P	0.15%
PF EmergingMarkets Debt Fund	P	0.15%
PF Equity Long/Short Fund	P	0.15%
PF GrowthFund	P	0.15%
PF Inflation Managed Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF ManagedBond Fund	P	0.15%
PF Mid-CapEquity Fund	P	0.15%
PF Multi-Asset Fund	P	0.15%
PF Multi-Fixed Income Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%

Effective:  June 28, 2019

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title:Secretary